Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated April 2, 2009, with respect to the consolidated financial statements of Magic Software Enterprises Ltd., included in this annual report of on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2008.

Tel- Aviv, Israel	/s/ Kost, Forer, Gabbay & Kaiserer
April 24, 2009	——————————————————
KOST, FORER, GABBAY & KAISERER
A Member of Ernst & Young Global